EXHIBIT 99.1
Unrivaled Brands Settles Litigation Brought Against Insurer and Broker, Reaffirms Focus on Market Opportunities

SANTA ANA, Calif., Sept. 21, 2023 (GLOBE NEWSWIRE) – Unrivaled Brands, Inc. (OTCQB: UNRV) (“Unrivaled,” “Unrivaled Brands,” or the “Company”), a cannabis company with operations throughout California, is pleased to announce the resolution of litigation with National Fire & Marine Insurance Company (“National Fire”) and Woodruff-Sawyer & Co. (“Woodruff-Sawyer”). Unrivaled alleged in the litigation that it had improperly been denied insurance coverage under a National Fire policy Unrivaled had obtained through its insurance broker, Woodruff-Sawyer.

Robert Baca, Unrivaled’s Chief Legal Officer, noted, “This settlement follows closely on the heels of the settlement agreement reached with Mystic Holdings, Inc. Our history of resolving complex legal matters reflects our resilience and commitment to strategic thinking. While we remain open to reasonable dialogue and solutions, it's worth acknowledging that our recent legal settlements underscore our broader capabilities.”

Sabas Carrillo, Unrivaled’s Chief Executive Officer, said, “We are pleased to have reached another amicable and reasonable solution. We continue to make progress and consider this settlement another step in the right direction. We are incredibly grateful to our legal and research teams including Susan White and Roger Scott at Buchalter for providing invaluable guidance during this process. Their efforts have been and continue to be tireless to advance the interests of the Company.”

About Unrivaled Brands

Unrivaled Brands is a company focused on the cannabis sector with operations in California. Unrivaled Brands operates four dispensaries and direct-to-consumer delivery, a cultivation facility, and several leading company-owned brands. Unrivaled Brands is home to Korova, known for its high potency products across multiple product categories.

For more info, please visit: https://unrivaledbrands.com.

Cautionary Language Concerning Forward-Looking Statements

Certain statements contained in this communication regarding matters that are not historical facts, are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These include statements regarding management's intentions, plans, beliefs, expectations, or forecasts for the future, and, therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. The Company uses words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions to identify these forward-looking statements that are intended to be covered by the safe-harbor provisions of the PSLRA. Such forward-looking statements are based on the Company’s expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors.

New factors emerge from time-to-time and it is not possible for the Company to predict all such factors, nor can the Company assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. These risks will be more fully discussed in the Company’s reports with the SEC. Additional risks and uncertainties are identified and discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed from time to time with the SEC. Forward-looking statements included in this release are based on information available to the Company as of the date of this release. The Company undertakes no obligation to update such forward-looking statements to reflect events or circumstances after the date of this release.

EXHIBIT 99.1
Contact:
Jason Assad
LR Advisors LLC.
jassad@unrivaledbrands.com
678-570-6791